Exhibit 99.2

ARCH RESOURCES, INC. ONE CITYPLACE DRIVE, SUITE 300 ST. LOUIS, MO 63141 SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on January 8, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ARCH2025SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on January 8, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V59513-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ARCH RESOURCES, INC. The Board of Directors (the “Board of Directors”) of Arch Resources, Inc. (the “Company”) recommends a vote “FOR” proposal 1: For Against Abstain 1. To adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of August 20, 2024, ! ! ! by and among the Company, CONSOL Energy Inc. (“CONSOL”), and Mountain Range Merger Sub, Inc., a wholly owned subsidiary of CONSOL (“Merger Sub”), providing for, among other things, the acquisition of the Company by CONSOL pursuant to a merger between Merger Sub and the Company (the “Merger”). The Board of Directors recommends a vote “FOR” proposal 2: For Against Abstain 2. To approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to the Company’s named executive officers ! ! ! that is based on or otherwise relates to the Merger. The Board of Directors recommends a vote “FOR” proposal 3: For Against Abstain 3. To approve one or more adjournments of the special meeting to a later date or time, if necessary or appropriate, including adjournments to permit ! ! ! the solicitation of additional votes or proxies if there are not sufficient votes cast at the special meeting to approve proposal 1. NOTE: The appointed proxies will vote in their discretion on any other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name appears hereon. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Joint Proxy Statement is available at www.proxyvote.com. V59514-TBD One CityPlace Drive, Suite 300 St. Louis, Missouri 63141 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 9, 2025 AT 8:00 A.M. CENTRAL TIME The undersigned hereby appoints Paul A. Lang and Rosemary L. Klein and each of them, with full power of substitution, as proxies for and in the name of the undersigned to represent and to vote all shares of common stock of Arch Resources, Inc., a Delaware corporation, that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on January 9, 2025, at 8:00 a.m., Central Time, and at any adjournment or postponement thereof, upon the matters set forth on the reverse side hereof, and in their discretion upon such other matters, if any, as may properly come before the meeting. This Proxy, if signed and returned, will be voted as indicated. If this card is signed and returned without indication as to how to vote, the shares will be voted FOR proposals 1, 2 and 3. Any one of said proxies, or any substitutes, who shall be present and act at the meeting shall have all the powers of said proxies hereunder.